As filed with the Securities and Exchange Commission on February 26, 2018
Registration No. 333-              .
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

The Southern Company (Exact name of registrant as specified in its charter)	Delaware (State or other jurisdiction of incorporation or organization)	58-0690070 (I.R.S. Employer Identification No.)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
404-506-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________
MELISSA K. CAEN, Assistant Corporate Secretary
The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
404-506-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________
The Commission is requested to mail signed copies of all orders, notices and communications to:

ART P. BEATTIE Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308	ERIC A. KOONTZ TROUTMAN SANDERS LLP 600 Peachtree Street, N.E. Suite 3000 Atlanta, Georgia 30308
____________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $5 per share	19,050,962 shares	$42.905	$817,381,524.61	$101,764.00

(1)	Also includes such indeterminate number of shares of common stock as may be issued as a result of adjustment by reason of a share dividend, share split, recapitalization or other similar event.
(2)
Pursuant to Rule 457(c), these figures are based upon the average of the high and low prices paid for a share of The Southern Company’s common stock on February 22, 2018, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $34,951.50 of previously paid filing fees have not been used with respect to the unsold securities that were previously registered by The Southern Company pursuant to Registration Statement No. 333-202410, declared effective on March 2, 2015, and were not sold thereunder. Such fees are being used to offset a portion of the registration fee.

PROSPECTUS

THE SOUTHERN COMPANY
Southern Investment Plan

The Southern Company (“Southern Company” or “Company”) is pleased to offer the Southern Investment Plan (“Plan”), a direct stock purchase and dividend reinvestment plan designed to provide investors with a convenient method to purchase shares of Southern Company common stock and reinvest cash dividends in the purchase of additional shares.
This prospectus is prepared and distributed by Southern Company, the issuer of the securities offered. This prospectus relates to 19,050,962 shares of Southern Company’s common stock, $5 par value, registered for purchase under the Plan.
Shares of common stock purchased under the Plan will be, at the option of the Company, original issue or treasury shares or shares purchased on the open market. If purchased from the Company, the price per share will be equal to the average of high and low market prices for the shares of the Company’s common stock traded on the New York Stock Exchange (“NYSE”) on the relevant investment date. For shares purchased on the open market, the price per share will be the weighted average price (excluding broker commissions and related fees) paid by a registered broker-dealer acting as an independent agent to acquire the shares.
The Company will receive proceeds from the purchase of common stock pursuant to the Plan only to the extent that such common stock is issued directly by the Company and not from open market purchases. Proceeds received by the Company, if any, will be used for general corporate purposes.
Southern Company common stock is listed on the NYSE under the symbol “SO.”
See “Risk Factors” on page 4 for information regarding certain risks to consider before participating in the Plan or before purchasing shares of Southern Company common stock.
To the extent required by applicable law in any jurisdiction, shares of common stock offered under the Plan to persons not presently stockholders of record of common stock are offered only through a registered broker-dealer in such jurisdiction.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The principal executive offices of the Company are located at 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, telephone 404-506-5000.
You should read this prospectus carefully and retain it for future reference.
The date of this prospectus is February 26, 2018.

TABLE OF CONTENTS
Southern Investment Plan

This prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state or country where the offer or sale is not permitted.
Southern Company has not authorized any person to provide any information that is different from, or in addition to, that contained in this prospectus or in any information that Southern Company incorporates by reference into this prospectus. Southern Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Southern Company does not imply by the delivery of this prospectus or the sale of any shares of Southern Company common stock hereunder that there has been no change in the affairs of Southern Company since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

SOUTHERN INVESTMENT PLAN
PROSPECTUS SUMMARY
Enrollment:  The Plan has a direct purchase feature that enables persons not presently owning Southern Company common stock to enroll by submitting an Account Authorization Form for either employees or non-employees, as applicable, and a cash investment of at least $250 ($100 for employees) for the purchase of common stock (“Initial Cash Payment”). There is a $15 enrollment fee for non-stockholders and non-employees. Registered stockholders may enroll in the Plan by submitting the appropriate Account Authorization Form. If shares of common stock are held in a brokerage account, investors may participate directly by registering some or all of these shares in the investor’s name or by making arrangements with the broker, bank or other intermediary to participate on the investor’s behalf.
Dividends:  Participants in the Plan (“Participants”) have the option of receiving or reinvesting the dividends on all shares. Dividends received can be electronically deposited to a bank account. Accounts will be credited with dividends on all whole and fractional shares.
Optional Investments:  Participants can invest additional funds through optional cash payments (“Optional Cash Payments”) of at least $25 per single investment up to a maximum total amount of $300,000 per calendar year. Optional Cash Payments can be made occasionally or at regular intervals. In addition to sending in checks, Participants can also make monthly Optional Cash Payments via electronic withdrawals (direct debit) from their bank accounts. Shares will be purchased with Optional Cash Payments weekly.
Direct Registration Shares:  Direct registration enables an investor to be registered directly on the books of the Company without the need for physical certificates. Direct registration shares can be enrolled in the Plan. The Direct Registration System (“DRS”) is managed by The Depository Trust & Clearing Corporation (“DTCC”) and enables its participants to move securities electronically between street-name ownership and the books of the Company.
Certificates:  Stock certificates can be deposited into an account as Plan shares if the account is enrolled in the Plan.
Sale of Plan Shares:  Only Plan shares may be sold through the Plan, subject to certain restrictions and limitations. A brokerage and service fee and any required tax withholdings and regulatory fees will be deducted from the proceeds of the sale. Sales requests are aggregated and generally processed within five business days of receipt of the sales request. A check for the net proceeds will be made payable to the registered account owner(s) and mailed via First Class as soon as administratively possible after the sale when the trade settles.
Transfer of Shares:  Participants may direct the transfer of all or a portion of their Plan shares, subject to standard transfer rules and requirements.
Plan Participation:  Participants may change the terms of their participation in the Plan, except as described in this prospectus, by providing written instructions to Equiniti Trust Company d/b/a EQ Shareowner Services (the “Plan Administrator”).
Account Statement:  Following the end of each calendar year, each Participant that reinvests all or part of his or her dividend will be sent an annual statement of account that will reflect the shares in the account and provide a record of dividends reinvested as of the last dividend, shares purchased with Optional Cash Payments, Plan shares sold or transferred and year-end account value.
Fees:  Currently, Participants are not charged fees for the reinvestment of dividends under the Plan. A per transaction fee of $2.50 as well as a fee of $0.06 per share (open market purchases) is assessed for investments through Optional Cash Payments. A one-time initial enrollment fee of $15 is deducted from the Initial Cash Payment provided with each non-employee Account Authorization Form for new Participants. A per transaction fee of $15 and a fee/commission of $0.12 per share is deducted from the proceeds of any sale of Plan shares. There is a $5 fee for delivery of sale proceeds through direct deposit. See Appendix A — Fee Schedule for a full listing of fees. The Plan Administrator reserves the right to impose additional fees or modify any or all fees in the future. Participants should contact the Plan Administrator to obtain current fee information.
Use of Proceeds:  To the extent that shares for the Plan are purchased from the Company, the proceeds will be used for general corporate purposes.

RISK FACTORS
Investing in Southern Company’s common stock involves risk. Please see the risk factors described in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.
SOUTHERN COMPANY OVERVIEW
Southern Company (NYSE: SO) was incorporated under the laws of Delaware on November 9, 1945. The principal executive offices of Southern Company are located at 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000.
Southern Company owns all the outstanding common stock of Alabama Power Company (“Alabama Power”), Georgia Power Company (“Georgia Power”), Gulf Power Company and Mississippi Power Company, each of which is an operating public utility company. The traditional electric operating companies supply electric service in the states of Alabama, Georgia, Florida and Mississippi. In addition, Southern Company owns all of the common stock of Southern Power Company (“Southern Power”), which is also an operating public utility company. Southern Power develops, constructs, acquires, owns and manages generation assets, including renewable energy projects, and sells electricity at market-based rates in the wholesale market.
Southern Company Gas, which was acquired by Southern Company in July 2016, is an energy services holding company whose primary business is the distribution of natural gas in seven states - Illinois, Georgia, Virginia, New Jersey, Florida, Tennessee and Maryland - through the natural gas distribution utilities. On October 15, 2017, a subsidiary of Southern Company Gas entered into agreements for the sale of the assets of two of Southern Company Gas’ natural gas distribution utilities, Elizabethtown Gas and Elkton Gas. Southern Company Gas is also involved in several other businesses that are complementary to the distribution of natural gas.
Southern Company also owns all of the outstanding common stock or membership interests of Southern Communications Services, Inc. (“Southern Linc”), Southern Company Holdings, Inc. (“Southern Holdings”), Southern Nuclear Operating Company, Inc. (“Southern Nuclear”), PowerSecure, Inc. (“PowerSecure”) and other direct and indirect subsidiaries. Southern Linc provides digital wireless communications for use by Southern Company and its subsidiary companies and also markets these services to the public and provides fiber optics services within the Southeast. Southern Holdings is an intermediate holding company subsidiary, primarily for the Southern Company’s investments in leveraged leases and energy-related funds and companies and for other electric and natural gas products and services. Southern Nuclear operates and provides services to Alabama Power’s and Georgia Power’s nuclear power plants and is currently managing construction of Plant Vogtle Units 3 and 4, which are co-owned by Georgia Power. PowerSecure is a provider of products and services in the areas of distributed generation infrastructure, energy efficiency and utility infrastructure.
Alabama Power and Georgia Power each own 50% of the outstanding common stock of Southern Electric Generating Company (“SEGCO”). SEGCO is an operating public utility company that owns electric generating units. Alabama Power and Georgia Power are each entitled to one-half of SEGCO’s capacity and energy.
Dividends on Southern Company’s common stock are payable at the discretion of the Southern Company Board of Directors. Southern Company has paid a dividend to its stockholders for 281 consecutive quarters — dating back to 1948. The dividend rate for the dividend payable on March 6, 2018 is $0.58 per share. See “Dividends” on page 6 for additional information.
Southern Company’s common stock has been listed on the NYSE since September 30, 1949.
ADMINISTRATION
1.  Who administers the Plan?
The Plan is administered by the Plan Administrator. The Plan Administrator keeps records, sends statements and performs other duties relating to the Plan. If Equiniti Trust Company resigns as Plan Administrator, Southern Company would designate a new administrator.

2.  What is the contact information for the Plan Administrator?

General Correspondence EQ Shareowner Services P.O. Box 64856 St. Paul, MN 55154-0856	Overnight Mail EQ Shareowner Services 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120-4100
Internet shareowneronline.com	Telephone - U.S. 1-800-554-7626	Telephone - Outside U.S. 1-651-450-4064

When communicating with the Plan Administrator, Participants should provide their account number and a daytime telephone number. Participants also may be required to provide the account taxpayer identification number in order to receive account information. Plan documents, Account Authorization Forms and certain other information described in this prospectus can be obtained from the Plan Administrator.
Participants can access Plan forms and account information and conduct most plan activities online at shareowneronline.com. To access your online account information, you must have your account number.
3.  Should Participants stay in contact with the Plan Administrator?
Yes. Each state has unclaimed property laws that typically specify that if an account owner does not initiate “active contact” with a plan agent during any three-year period, the property in the account may be deemed “abandoned.” For accounts that meet a state’s definition of “abandoned,” the plan agent is legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known residence. Therefore, Participants should immediately notify the Plan Administrator of any change of address and respond as directed to mailings requesting they contact the Plan Administrator.
4.  What happens upon a Participant’s death or legal incapacitation?
The Participant’s legal representative should notify the Plan Administrator as soon as possible for specific information regarding the disposition of the assets.
5.  May the Plan be amended, suspended or terminated?
Yes. Southern Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, substantive modification or termination.
6.  Who purchases and sells stock for the Plan?
A broker that is a registered broker-dealer acts as independent agent to purchase and sell Southern Company common stock on the open market on behalf of the Plan. The Plan Administrator reserves the right to change the independent agent without notice.
ELIGIBILITY
7.  Who is eligible to participate in the Plan?
Any person or legal entity residing in the United States, whether or not a common stock stockholder of record, is eligible to participate in the Plan. Citizens or residents of a country other than the United States, its territories and possessions are eligible to participate if such participation would not violate laws applicable to the Company or the Participant.
ENROLLMENT
8.  How does an investor apply for enrollment in the Plan?
•    New Investors
New investors may apply by completing the appropriate Account Authorization Form and sending it to the Plan Administrator. The form can be obtained from the Plan Administrator. The form must be accompanied by an Initial Cash Payment in the form of a check drawn on the payer’s own account made payable in U.S. dollars to EQ Shareowner Services. The minimum amount for an Initial Cash Payment is $250 ($100 for employees) and the amount cannot exceed $300,000. A $15 enrollment fee will be deducted from a non-employee Initial Cash Payment. The Plan Administrator will not accept and will return cash, money orders, travelers’ checks or third-party checks. Alternatively, a new investor may enroll online and the Initial Cash Payment can be made by an electronic withdrawal (direct debit) from the Participant’s account at a financial institution that is a member of the National Automated Clearing House Association. No third party accounts can be utilized. To initiate this withdrawal, the Participant must complete the appropriate section of the appropriate Account Authorization Form. The form can be obtained from the Plan Administrator.
The Plan Administrator reserves the right to limit or combine accounts with identical taxpayer identification numbers and/or legal registrations.
•    Stockholders of Record — Registered
A stockholder who has a current account but is not enrolled in the Plan may apply by sending the appropriate completed Account Authorization Form to the Plan Administrator. To request a form, contact the Plan Administrator. There is no enrollment fee for stockholders of record.
•    Employees
Full or part-time employees of the Company’s subsidiaries may apply by returning a completed employee Account Authorization Form and a check drawn on the payer’s own account made payable in U.S. dollars to EQ Shareowner Services for at least $100. The form is available from the Plan Administrator. There is no new account fee. Accounts established through the employee enrollment process must contain the employee’s name in the registration.
•    Beneficial Owners
Beneficial owners of common stock whose shares are held in “street-name” brokerage accounts can make arrangements with their brokers to participate on their behalf if such service is offered by the brokers.
9.  Will interest be paid on Initial Cash Payments held for investment pending the purchase of shares?
No.
DIVIDENDS
10.  When are dividends paid?
Dividends and associated record and payment dates are subject to declaration by the Southern Company Board of Directors. The timing and amount of future dividends will depend on earnings, cash requirements, the financial condition of Southern Company and its subsidiaries, applicable government regulations and other factors deemed relevant by the Southern Company Board of Directors.
The dividend record date is the date on which a Participant must be registered as a stockholder in order to receive a declared dividend. Historically, record dates generally have been in February, May, August and November. The payment date is the day when the dividend is payable to stockholders of record. Payment dates generally have been the sixth day of March, June, September and December.
11.  Will interest be paid on dividends held for investment pending the purchase of shares?
No.
12.  What are the options for reinvesting or receiving dividends?
Participants have three options regarding how their dividends can be treated under the Plan. Optional Cash Payments can be made under any option.
A.    Full Dividend Reinvestment: Reinvest all dividends payable on Southern Company shares.
B.    Partial Dividend Reinvestment: Receive dividends on a specified number of whole shares and reinvest dividends on the remaining shares. Shares specified to receive dividends may be made up of a combination of certificated, Plan and DRS shares.
C.    Cash Dividends: Receive all dividends payable on Southern Company shares.

13.  What is the deadline for designating a dividend option?
When a Participant chooses or changes a dividend option, instructions must be received by the Plan Administrator before a dividend record date to be effective for the related dividend payment date. A Participant may change a dividend option at any time by contacting the Plan Administrator.
14.  Can Participants have cash dividends electronically deposited?
Yes. Participants may request that cash dividends be transmitted to a Participant’s pre-designated bank account. No third party accounts can be used. The account must be at a financial institution that is a member of the National Automated Clearing House Association. To initiate this service, a Participant should send a completed Electronic Dividend Deposit Form along with a voided check or savings deposit slip to the Plan Administrator or sign up online. The form can be found on a dividend check stub or can be obtained from the Plan Administrator. Initial set-up or changes to electronic deposit instructions will be made as soon as practicable.
OPTIONAL CASH PAYMENTS
15.  What are the minimum and maximum amounts for Optional Cash Payments?
The minimum Optional Cash Payment is $25 per payment and the maximum is $300,000. The total amount of Optional Cash Payments that can be credited to any individual account during a calendar year is $300,000, which includes the Initial Cash Payment. There is no obligation to make an Optional Cash Payment in any period, and the same amount need not be sent each time.
16.  How does a Participant make an Optional Cash Payment?
A Participant should send a check drawn on the payer’s own account made payable, in U.S. dollars, to EQ Shareowner Services. The check should be accompanied by the Transaction Request Form attached to the account statement and mailed to the Plan Administrator. If the check representing an Optional Cash Payment does not have the Participant’s account number written on it, the check may be returned.
The Plan Administrator will not accept and will return cash, money orders, travelers’ checks or third-party checks.
17.  Are there deadlines for receipt of Optional Cash Payments?
Yes. Optional Cash Payments must be received by the Plan Administrator no later than one business day prior to any weekly investment date, which generally occurs every Thursday. Payments received after the deadline will be credited to the Participant’s account and may not be used to purchase shares until the next weekly investment date. See Question 26 below for additional information.
18.  Can Participants have Optional Cash Payments automatically withdrawn from their bank accounts?
Yes. Participants can authorize one-time or recurring electronic withdrawals (direct debit) from their accounts at a financial institution that is a member of the National Automated Clearing House Association. No third party accounts can be utilized. The minimum amount for a direct debit is $25. To initiate this service, Participants may enroll online or send the appropriate completed Account Authorization Form to the Plan Administrator. The form can be obtained from the Plan Administrator.
Funds will be withdrawn from the Participant’s account on the 25th day of the month (or, if not a trading day, the banking day immediately following). Such funds will be used to purchase common stock on the next weekly investment date (as described in Question 26 below) following the date of such debit. To change any aspect of the instruction, Participants must contact the Plan Administrator. Initial set-up or changes to direct debit instructions will be made as soon as practicable.
19.  Will interest be paid on Optional Cash Payments held for investment pending the purchase of shares?
No.
20.  Can an Optional Cash Payment be refunded?
Yes, if shares have not yet been purchased and credited to the account, an Optional Cash Payment can be refunded. A written request to refund an Optional Cash Payment must be received by the Plan Administrator no later than two business days prior to each weekly investment date, which generally occurs every Thursday. Refund checks will be issued only after confirmation that the monies representing the payment to be refunded have been received by the Plan Administrator. This process will take up to 10 days.
21.  How are payments with “insufficient funds” handled?
If the Plan Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the Plan Administrator will consider the request for such purchase null and void and will immediately remove from the Participant’s account any shares already purchased upon the prior credit of such funds. The Plan Administrator is entitled to sell any shares to satisfy any uncollected amounts. See Appendix A — Fee Schedule.
In the event the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator may sell such additional shares from the Participant’s account as are necessary to satisfy the uncollected balance. At the Plan Administrator’s discretion, the Participant may be prohibited from submitting future Optional Cash Payments.
PURCHASE OF COMMON STOCK
22.  What is the source of stock purchased through the Plan?
At the Company’s discretion, stock for the Plan will be purchased on the open market or directly from the Company.
23.  How is stock purchased on the open market?
The Plan Administrator will separately aggregate Participants’ dividends for reinvestment and Optional Cash Payments and notify the independent agent of the amount available for purchase for each purpose. The independent agent has sole control over the time and price at which it purchases common stock for the Plan. See Question 26 below for additional information.
24.  How is the purchase price determined?
The price per share for shares purchased on the open market will be the weighted average price paid by the independent agent to acquire the shares, excluding broker commissions and related fees.
The price per share for shares purchased from the Company with dividends will be equal to the average of the high and low market prices on the dividend payment date. For shares purchased from the Company with Optional Cash Payments, the price per share will be equal to the average of the high and low market prices on the applicable weekly investment date (generally every Thursday). The price for shares purchased from the Company will be calculated based on market prices as reported by the NYSE for composite transactions or another authoritative source reporting NYSE composite transactions.
When shares are purchased from the Company and the common stock is not traded on the NYSE on the days specified above, the price for shares purchased with dividends will be equal to the average of the high and low market prices on the trading day immediately preceding and the trading day immediately following the dividend payment date.
25.  Who pays brokerage commissions on share purchases?
The Company will pay the brokerage commission on shares purchased on the open market. These commissions will be considered additional income to Participants for tax purposes and will be reported on Internal Revenue Service (“IRS”) Form 1099-DIV year-end tax statements. There are no commissions on shares purchased from the Company.
26.  When does the independent agent purchase shares for the Plan?
A. For Dividends: If shares are to be purchased on the open market, purchases will begin on the dividend payment date and will be completed no later than 30 days after the dividend payment date. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be purchased on more than one day. In the unlikely event that, due to unusual market conditions, the independent agent is unable to invest the funds within 30 days, the Plan Administrator will remit the dividends to the Participant by check.
B. For Cash Payments: If shares are to be purchased on the open market for Optional Cash Payments, the independent agent will make purchases at least once a week, generally on Thursday. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be purchased on more than one day. In the unlikely event that, due to unusual market conditions, the independent agent is unable to invest the funds within 30 days, the Plan Administrator will return the funds to the Participant by check.

27.  When will purchased shares be credited to a Participant’s account?
Shares purchased on the open market will be credited to accounts as soon as administratively possible after the final trade settlement date.
Shares purchased from the Company with dividends will be credited to accounts in book-entry form on or about the dividend payment date. Shares purchased from the Company with Optional Cash Payments will be credited to accounts in book-entry form on or about the applicable weekly investment date.
28.  Can Participants request the purchase of a specific number of shares, a specific purchase price or a specific purchase date?
No. For these options, shares are typically purchased through a broker-dealer.
PLAN SHARES
29.  How do Participants transfer Plan shares?
A Participant may transfer the ownership of all or a portion of Plan shares by completing and delivering to the Plan Administrator a share transfer instruction package. The share transfer instruction package may be obtained by accessing a Participant’s online account at shareowneronline.com or by calling the Plan Administrator. Generally, a Plan participant must obtain a Medallion Signature Guarantee for any transfer of shares. A Medallion Signature Guarantee insures that the individual signing the request for transfer is the owner or authorized representative. It can be obtained from financial institutions (including many banks and brokerage firms) participating in one or more of the Medallion Signature Guarantee programs.
Shares will be transferred in book-entry form. For transfers to an existing account, the transfer instructions should specify the recipient’s account number. If the transfer results in the establishment of a new account, the Participant will be required to select one of the three available dividend reinvestment options. See Question 12 above for additional information.
30.  Can Plan shares be pledged or assigned?
No.
31.  Can Participants obtain a stock certificate for Plan shares?
Southern Company no longer issues stock certificates representing shares of Southern Company common stock. Accordingly, shares issued under the Plan will be issued in book-entry form and Participants may not obtain stock certificates for their Plan shares.
32.  Can Participants “gift” Plan shares to others?
Yes. To “gift” Plan shares requires a legal transfer to or the purchase of shares for another person. No provision is available for delaying confirmation of the transaction to the recipient of either a transfer or purchase. Shares of stock may be provided in three ways:
A. Submit the appropriate completed Account Authorization Form with a minimum Initial Cash Payment of $250 to establish an account in the recipient’s name.
B. Submit an Optional Cash Payment of at least $25 but not more than $300,000 annually on behalf of a person who is currently a Participant and provide the Participant’s account number.
C. Transfer shares from an existing Participant’s account to another person.
Shares purchased or transferred will be credited to the recipient’s account in book-entry form. All Plan provisions relating to the establishment of a new account, processing of cash payments and the transfer of shares apply to the above.
33.  Can Participants have stock certificates deposited in their accounts as Plan shares?
Yes. Participants may send the Plan Administrator their stock certificate(s) and request in writing that they be deposited as Plan shares into their accounts. It is suggested that stock certificates be sent by “registered and insured” mail or by some other safe means as the Participant bears the risk of loss in transit. The certificate(s) should not be endorsed and the package should be insured for two percent of the market value.

The appropriate completed Account Authorization Form also must be provided if the account is not already enrolled in the Plan. The form can be obtained from the Plan Administrator.
34.  Can DRS shares participate in the Plan?
Yes. If not already enrolled in the Plan, a potential Participant must send the Plan Administrator the appropriate Account Authorization Form which is available by contacting the Plan Administrator. If already enrolled, a Participant must provide instructions to the Plan Administrator on whether to reinvest dividends from DRS shares.
SALE OF PLAN SHARES
35.  How do Participants request that Plan shares be sold?
Participants can sell all or a portion of their Plan shares, including fractional shares, at any time by contacting the Plan Administrator. All sales transactions under the Plan are made through a broker that will receive brokerage commissions in connection with such sales. Shares are sold on the exchange on which the Company’s common stock trades. The selling price may not be known until the shares are sold.
Alternatively, Participants may choose to sell Plan shares through a broker of their choice, in which case a Participant would have to request that the Plan Administrator deliver to such Participant’s broker by electronic book-entry means the number of shares such Participant proposes to sell prior to settlement of any such sale.
36.  Can certificated and DRS shares be sold through the Plan?
No. Certificated and DRS shares must first be deposited to a properly enrolled account. To sell Plan shares outside of the Plan, Participants should request a broker to initiate a DRS transaction to deliver the shares.
37.  What are the options for selling Plan shares?
Participants may instruct the Plan Administrator to sell Plan shares through a Batch Order. The Plan Administrator will combine the shares a Participant wants to sell through the Plan with shares that are being sold by other Participants.  Shares are then periodically submitted in bulk to an affiliated broker for sale on the open market.  A Participant’s shares will usually be sold within one business day after the Plan Administrator receives a Participant’s request, but no later than five business days (except where deferral is necessary under state or federal regulations).  Depending on the number of shares being sold and current trading volume in the shares, bulk sales may be executed in multiple transactions and over more than one day.  Once entered, a Batch Order request cannot be cancelled.  Sales proceeds in a Batch Order transaction equal the market price that the broker receives for a Participant’s shares (or, if more than one trade is necessary to sell all of the Plan shares submitted to the broker on that day, the weighted average price for all such shares sold on the applicable trade date or dates), less applicable taxes and fees.  Requests for Batch Orders may be placed online at shareowneronline.com, by telephone using the Interactive Voice Response system, through a Customer Service Representative or in writing by completing and signing the Transaction Request Form portion of the account statement and mailing the instructions to the Plan Administrator.
There is a $50,000 limit for each request to the Plan Administrator to sell Plan shares that is submitted online or by telephone. There is no dollar amount limit on properly completed requests received in writing. Sale requests received by 12:00 p.m. Central Time on a business day will be completed on the same day received; requests received on a day that is not a business day or after 12:00 p.m. Central Time on a business day will be completed on the next business day.
All sales are subject to market conditions, system availability and other factors.  The actual sale date or price received for any Plan shares sold through the Plan cannot be guaranteed.
The fees charged in connection with the sale of Plan shares are listed in Appendix A – Fee Schedule.
38. When are sales proceeds delivered to Participants?
A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed to a Participant by first class mail as soon as administratively possible after the final trade settlement date.  A Participant may elect to receive sale proceeds through direct deposit for a per-transaction fee. See Appendix A – Fee Schedule.

39.  Is there a time when a Participant cannot sell Plan shares?
Yes. Shares will not be sold during the dividend posting period which extends from the ex-dividend date, as established by the NYSE, to four business days after the dividend record date. Any sales requests received during this period will be held, then processed after the dividend posting period ends.
40.  What is the cost basis of shares sold through the Plan?
The cost basis is generally the original purchase price including commissions and other fees. If a Participant acquired a security other than by purchasing it, the cost basis may be the value at the time the Participant receives it. Participants are advised to consult their own tax or financial advisors with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U.S. withholding laws).
41.  How can the cost basis be determined for shares purchased through the Plan if a Participant doesn’t have all the original purchase information?
Copies of annual account statements are available from the Plan Administrator for the most recent seven years.
REPORTS TO PARTICIPANTS
42.  What reports will Participants receive?
The Plan Administrator will send each Participant a transaction advice following any Optional Cash Payment, sale of Plan shares, certificates deposited and transfer activity. The Plan Administrator will send each Participant a quarterly dividend reinvestment statement that summarizes Plan activity for the most recent quarter. In addition, annual statements summarizing Plan year-to-date activity will be mailed to all Participants except those Participants who did not reinvest all or a portion of their dividends during the year. The annual statements will be mailed after the last dividend payment of the year. If no dividends are paid, the annual statement will be mailed as soon as practicable following the end of the year.
Participants also will receive IRS Form 1099-DIV showing total dividends paid. If applicable, IRS Form 1099-B will be provided separately representing the proceeds of any stock sale. Participants also will receive any communications sent to record holders of the Company’s common stock, including the proxy statement and other annual meeting materials.
Participants also can enroll in online access at shareowneronline.com. Once enrolled, Participants may review account and tax information online.
Participants should retain all statements. These statements provide cost basis information which is necessary for certain tax calculations.
TERMINATION OF PLAN PARTICIPATION
43.  Can the Plan Administrator terminate participation in the Plan?
Yes. If the Plan share balance in an account is less than 10 shares and there are no certificated or DRS shares in the account, the Plan Administrator reserves the right to terminate the account without advance notice. The shares will be sold and a check for the value (based on the then current market price, less applicable broker commissions and service fees) will be sent to the Participant. The Plan Administrator reserves the right to waive certain sales fees when terminating participation of accounts. Further, the Plan Administrator reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons in order to eliminate practices which are inconsistent with the purpose of the Plan.
COSTS AND EXPENSES
44.  Are there any costs to open a new Plan account for purchasing shares?
Yes. There is a one-time fee for eligible investors other than stockholders of record and employees of the Company’s subsidiaries. See Appendix A — Fee Schedule.
45.  After payment of the one-time fee, are there any costs to participate or purchase stock under the Plan?
Yes. Participants pay a purchase fee on each share of stock purchased through an Optional Cash Payment, as well as a per-transaction fee. There is no fee for the reinvestment of dividends. See Appendix A — Fee Schedule.

46.  Is there a cost to sell shares through the Plan?
Yes. Participants pay a broker commission/service fee on each share of stock sold through the Plan. See Appendix A — Fee Schedule.
47.  Can the Fee Schedule be changed?
Yes. The Plan Administrator reserves the right to impose or modify any or all fees in the future. Changes in the Fee Schedule will be announced to Participants approximately 30 days prior to the effective date. Any such change will be deemed to be accepted by Participants who do not terminate participation in the Plan prior to the effective date of the change. Participants should contact the Plan Administrator to obtain current fee information.
48. What is the impact of a stock dividend or stock split?
Any dividends payable in common stock or common stock split shares distributed by the Company on Plan shares will be added to the account in DRS form.
OTHER INFORMATION
49.  How are Plan shares voted?
All Plan shares are voted in the same manner as certificate and DRS shares registered in a stockholder of record’s name. Participants will receive proxy materials from the Company for each stockholder meeting, including a form of proxy that includes all Plan shares as of the proxy record date and voting instructions. If voting instructions are not received, none of the Participant’s shares will be voted unless the Participant votes in person or appoints another person as proxy to vote the Participant’s shares. If a form of proxy is signed and returned but no voting instructions are given, the Participant’s shares will be voted in accordance with the recommendations of the Company’s Board of Directors. The form of proxy will contain instructions for voting by telephone or online.
50.  How will Plan accounts be impacted if Southern Company has a rights offering?
If the Company has a rights offering, warrants representing the rights on all Plan shares registered in the name of the Plan Administrator (or its nominee) will be issued to the Plan Administrator which will then sell such rights, credit each Participant’s account in proportion to the full and fractional shares held on the record date for such rights and treat the proceeds as an Optional Cash Payment. The proceeds will not be subject to the annual $300,000 maximum. Any Participant who wishes to exercise stock purchase rights on his or her Plan shares must request, prior to the record date for any such rights, that the Plan Administrator forward to him or her a DRS statement for full shares. Warrants representing rights on shares held directly by Participants will be mailed directly to them in the same manner as to stockholders not participating in the Plan.
51.  What are the responsibilities of the Company and the Plan Administrator under the Plan?
The Company and the Plan Administrator, in administering the Plan, will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to close a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death. However, the Company remains liable for violations of the federal securities laws.
52.  What information is available about the Plan through the Internet?
Extensive information about the Company and the Plan is available through the Company’s website at southerncompany.com. By accessing your account online at shareowneronline.com, you can obtain various transaction request forms and obtain online access to stockholder account information, including shares and transactions associated with the Plan.
53.  Is a Participant protected against losses by participating in the Plan?
No. Participants should recognize that neither the Company nor the Plan Administrator can assure them of profit or protect them against a loss on the shares purchased or sold under the Plan. See “Risk Factors” on page 4 for additional information.

INTERPRETATION OF THE PLAN
The Company may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and direct the Plan Administrator with respect to resolving questions or ambiguities concerning the various provisions of the Plan.
FEDERAL INCOME TAX CONSEQUENCES
Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.
Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by Participants even though Participants have not actually received them in cash. The total amount of dividends paid to Participants during the year, whether or not they are reinvested, as well as any commissions or other fees paid on Participants’ behalf, will be reported to Participants and the U.S. Internal Revenue Service shortly after the close of the year on Form 1099-DIV.
The Company will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold unless otherwise instructed by a Participant to use lot specific identification or, last in first out (“LIFO”) method. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator at any time.
Participants will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to Participants’ Plan accounts, the purchase of shares for Participants’ plan accounts or the withdrawal of whole shares from Participants’ accounts. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Participants also will realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that Participants receive for the shares sold and Participants’ tax basis in the shares. Participants’ tax basis will generally equal the amount Participants paid for the shares (i.e., the optional cash investment and/or cash dividend plus any service charges and processing fees paid by or for Participants). In order to determine the tax basis for shares in Participants’ accounts, Participants should retain all account transaction statements.
The Foreign Account Tax Compliance Act (“FATCA”) and existing guidance issued thereunder requires withholding at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, the Company’s shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the Company’s shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, the Company’s shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the Plan Administrator that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Plan Administrator will in turn provide to the U.S. Department of the Treasury. The Company will not pay any additional amounts to participants in the Plan in respect of any amounts withheld. Prospective participants should consult their tax advisors regarding the possible implications of the FATCA rules on their participation in the Plan.
Dividends paid on shares, and the proceeds of any sale of shares, in Plan accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code of 1986, as amended (the “Code”). If a Participant fails to furnish a properly completed Form W-9 or its equivalent, unless such Participant is exempt from the withholding requirements described in Section 3406 of the Code, then the Plan Administrator must withhold 28% (or the current backup withholding rate) from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares. In the event that a Participant is subject to backup withholding, the amount of dividends that will be reinvested on such Participant’s behalf will be reduced by the amount of such backup withholding.
USE OF PROCEEDS
Southern Company will receive proceeds from purchases of common stock under the Plan only if the purchases are made directly from Southern Company, rather than by the independent agent on the open market. Southern Company will use any such proceeds for general corporate purposes.

LEGAL MATTERS
The validity of the shares of Southern Company common stock being offered through this prospectus is being passed upon by Troutman Sanders LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Southern Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE TO FIND MORE INFORMATION
Southern Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
Southern Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants including Southern Company that file electronically at http://www.sec.gov.
The SEC allows the Company to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information by referring to these documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. The following documents are incorporated in and made part of this prospectus by reference:
1. Annual Report on Form 10-K for the year ended December 31, 2017.
2. Current Reports on Form 8-K dated February 6, 2018 and February 12, 2018.
3. All information in the Company's Definitive Proxy Statement on Schedule 14A filed on April 7, 2017, to the extent incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and
4. The description of Southern Company’s common stock contained in the Company’s registration statement on Form S-3, filed with the SEC on February 21, 2018, Registration No. 333-223128 filed under the Securities Act of 1933, as amended, including any amendment or report filed with the SEC for the purpose of updating the description.
All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Southern Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to herein under the caption “Where to Find More Information” which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. A copy of these filings may be requested by writing to or calling the following address or telephone number:
SCS Investor Relations
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, GA 30308
404-506-0965

APPENDIX A

SOUTHERN INVESTMENT PLAN

Fee Schedule*

COSTS TO PARTICIPANTS	FEE
Investments

Dividend Purchase Fee	Company Paid
Dividend Purchase Trading Commission Per Share	Company Paid
Initial Enrollment Fee	$15.00
Optional Cash Purchase Fee	$2.50
Optional Cash Purchase Trading Commission Per Share (open market purchase)	$0.06

Sale of Shares

Batch Order	$15.00
Sale Trading Commission Per Share	$0.12
Direct Deposit of Sale Proceeds	$5.00

Insufficient Funds

Returned Check or Rejected Automatic Bank Withdrawal	$35.00 per item

Replacement Documents

Duplicate IRS Tax Form	No Charge
Prior Year Duplicate Statement	$15.00 per year
Copy of Paid Dividend Check	No Charge

Fees are subject to revision - See Question 47

Contact the Plan Administrator to obtain current fee information.

A-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses of issuance and distribution to be borne by Southern Company are as follows:

Securities and Exchange Commission Registration Fee	$101,764
Listing on New York Stock Exchange	74,050
Charges of Plan Administrator	25,000
Charges of Transfer Agent and Registrar	25,000
Printing and Preparation of Registration Statement, Prospectus, etc.	60,000
Fees of Counsel	40,000
Fees of Accountants	50,000
Services of Southern Company Services, Inc.	20,000
Miscellaneous	29,186
Total	$425,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The same section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
The By-Laws of the Company provide in substance that no present or future director or officer of the Company shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating the Company or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or her or imposed on him or her in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.
The By-Laws of the Company further provide as follows:
“Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys’ fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.”
The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16.    Exhibits.

Exhibit Number
4.1
Composite Certificate of Incorporation of The Southern Company, reflecting all amendments thereto through May 26, 2016. (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A, in Certificate of Notification, File No. 70-8181, as Exhibit A, in Form 8-K dated May 26, 2010, File No. 1-3526, as Exhibit 3.1, and in Form 8-K dated May 25, 2016, File No. 1-3526, as Exhibit 3.1.)

4.2	By-laws of Southern Company as amended effective May 25, 2016, and as presently in effect. (Designated in Form 8-K dated May 25, 2016, File No. 1-3526, as Exhibit 3.2.)
5.1	Opinion of Troutman Sanders LLP.
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney and Resolution.

Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

Item 17.	Undertakings.
(a) Undertaking related to Rule 415 offering:
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Undertaking related to the registration statement becoming effective upon filing:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Southern Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 26, 2018.

THE SOUTHERN COMPANY

By:	Thomas A. Fanning
Chairman, President and Chief Executive Officer

By:	/s/Melissa K. Caen
Melissa K. Caen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Thomas A. Fanning	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)

Art P. Beattie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Ann P. Daiss	Comptroller and Chief Accounting Officer (Principal Accounting Officer)

Juanita Powell Baranco
Jon A. Boscia
Henry A. Clark III
David J. Grain
Veronica M. Hagen
Warren A. Hood, Jr.
Linda P. Hudson
Donald M. James
John D. Johns
Dale E. Klein
William G. Smith, Jr.
Steven R. Specker
Larry D. Thompson
E. Jenner Wood III
Directors

By:	/s/Melissa K. Caen	February 26, 2018
Melissa K. Caen Attorney-in-Fact